As filed with the Securities and Exchange Commission on August 6, 2019

No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIS BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	06‑0918165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Sylvan Way, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

AVIS BUDGET GROUP, INC.
AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN
(Full title of the plan)

John F. North, III
Executive Vice President and Chief Financial Officer
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700
(Name, address and telephone number, including area code,
of agent for service)

with a copy to:
Michael K. Tucker
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,400,000 shares (1)	$35.83 (2)	$85,992,000 (2)	$10,422.23

(1)
This Registration Statement is being filed to register 2,400,000 shares of common stock, par value $0.01 per share of Avis Budget Group, Inc. (the “Company”) as may be issuable pursuant to the Company’s Amended and Restated Equity and Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable under the Plan to prevent dilution in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the Nasdaq Global Select Market on August 1, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the registrant, Avis Budget Group, Inc. (the “Company”), for the purpose of increasing the number of shares of common stock to be issued under the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (the “Plan”) by 2,400,000 shares, from 20,100,000 shares to 22,500,000. In accordance with General Instruction E to Form S-8, the Company incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-144143) filed on June 28, 2007, the Registration Statement on Form S-8 (Registration No. 333-197770) filed on July 31, 2014 and the Registration Statement on Form S-8 (Registration No. 333-212706) filed on July 27, 2016. The stockholders of the registrant approved a proposal to amend the Plan for this purpose at the annual meeting of stockholders on May 22, 2019.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019;

(b)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2019;

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 2, 2019, and for the quarter ended June 30, 2019 filed with the SEC on August 6, 2019;

(d)	the Company’s Current Reports on Form 8-K filed on February 19, 2019, February 20, 2019, March 18, 2019, April 29, 2019, May 23, 2019, May 31, 2019 and June 18, 2019; and

(e)	the description of the Company’s common stock contained in the Company’s Form 8‑A filed with the SEC on December 30, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits furnished with such report, that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become part of, this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

Michael K. Tucker, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this registration statement. Mr. Tucker is Executive Vice President and General Counsel of the Company. A copy of this opinion is attached as Exhibit 5 to this registration statement. Mr. Tucker holds shares of common stock of the Company and restricted stock units that are convertible into shares of common stock of the Company.

Item 8. Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of Avis Budget Group, Inc. as of May 23, 2018 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated May 24, 2018).
5	Opinion of Michael K. Tucker, Esq. as to the validity of the shares of the Company’s common stock (including consent).*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Michael K. Tucker, Esq. (included in Exhibit 5 to this registration statement).*
24	Power of Attorney (included on signature page).*
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey on the 6th day of August, 2019.

AVIS BUDGET GROUP, INC.
By:	/s/ David Calabria
Name: Title:	David Calabria Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John F. North, III, David Calabria, Michael K. Tucker and Jean M. Sera, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Larry D. De Shon	President, Chief Executive Officer and Director	August 6, 2019
Larry D. De Shon

/s/ John F. North, III	Executive Vice President and Chief Financial Officer	August 6, 2019
John F. North, III

/s/ David Calabria	Senior Vice President and Chief Accounting Officer	August 6, 2019
David Calabria

/s/ Brian Choi	Director	August 6, 2019
Brian Choi

/s/ Mary C. Choksi	Director	August 6, 2019
Mary C. Choksi

/s/ Leonard S. Coleman, Jr.	Chairman of the Board of Directors	August 6, 2019
Leonard S. Coleman, Jr.

/s/ Jeffrey H. Fox	Director	August 6, 2019
Jeffrey H. Fox

/s/ Lynn Krominga	Director	August 6, 2019
Lynn Krominga

/s/ Glenn Lurie	Director	August 6, 2019
Glenn Lurie

/s/ Jagdeep Pahwa	Director	August 6, 2019
Jagdeep Pahwa

/s/ F. Robert Salerno	Director	August 6, 2019
F. Robert Salerno

/s/ Francis J. Shammo	Director	August 6, 2019
Francis J. Shammo

/s/ Carl Sparks	Director	August 6, 2019
Carl Sparks

/s/ Sanoke Viswanathan	Director	August 6, 2019
Sanoke Viswanathan

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of Avis Budget Group, Inc. as of May 23, 2018 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated May 24, 2018).
5	Opinion of Michael K. Tucker, Esq. as to the validity of the shares of the Company’s common stock (including consent).*
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of Michael K. Tucker, Esq. (included in Exhibit 5 to this registration statement).*
24	Power of Attorney (included on signature page).*
* Filed herewith.